UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2023

BJ’S RESTAURANTS, INC. (Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-21423 (Commission File Number)	33-0485615 (IRS Employer Identification No.)

7755 Center Avenue Suite 300 Huntington Beach, California	92647
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (714) 500-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	BJRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement

Pursuant to a Termination Agreement, dated April 13, 2023 (the “Termination Agreement”), among BJ’s Restaurants, Inc. (the “Company”), SC 2018 Trust LLC and BJ's Act III, LLC, a Delaware limited liability company (“BJ's Act III” and, collectively with SC 2018 Trust LLC, the “Investors”), the Company and the Investors agreed to terminate the Amended and Restated Investor Rights Agreement, dated as of November 24, 2020 (“IRA”), between the Company and the Investors. Such termination will be effective upon the election of directors at the Company’s Annual Meeting of Shareholders to be held on June 15, 2023 (the “Effective Date”).

Under the terms of the IRA, as described in Item 1.01 of the Company’s Form 8-K filed on November 30, 2020, the Investors (i) have the right to designate an observer at the Company’s Board of Director and Governance and Nominating Committee meetings, (ii) have agreed to a standstill pursuant to which they are prohibited from effecting a tender offer or other acquisition of the Company, soliciting proxies or seeking director/management change in the Company, and acquiring securities in the Company, (iii) have certain preemptive rights with respect to new issuance of equity securities by the Company, and (iv) have certain information rights. Each of these rights and obligations will terminate on the Effective Date.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Termination Agreement, dated April 13, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 18, 2023	BJ’S RESTAURANTS, INC. (Registrant)
By: /s/ GREGORY S. LEVIN Gregory S. Levin, Chief Executive Officer, President and Director (Principal Executive Officer)

By: /s/ THOMAS A. HOUDEK Thomas A. Houdek Senior Vice President and Chief Financial Officer (Principal Financial Officer)